Registration No. 333-136181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversinet Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

2225 Sheppard Avenue East, Suite 1801

Toronto, ON  M2J 5C2 Canada

(416) 756-2324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hackett

c/o Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, ON  M2J 5C2 Canada

(416) 756-2324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

¨

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering.

¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

¨

If this Form is a registration statement pursuant to General Instruction I.C. or as a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to 462(e) under the Securities Act, check the following box.

¨

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to 413(b) under the Securities Act, check the following box.

¨

#

CALCULATION OF REGISTRATION FEE

(In U.S. $)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	16,944,057 (1) (2)	$0.59 (3)	$12,300,832	$1,310.23

(1)

Pursuant to Rule 416, also includes such indeterminate number of ordinary shares as may become issuable upon stock splits, stock dividends and other changes affecting the ordinary shares as described herein.

(2)

Includes of 8,409,797 common shares issuable upon the exercise of outstanding warrants.

(3)

Estimated pursuant to Rule 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the low bid and high ask prices ($0.58 and $0.60) of a common share as reported on the Over the Counter Bulletin Board on July 25, 2006.  Includes 3,339,998 common shares issuable upon exercise of warrants at $0.75, 3,340,003 common shares issuable upon exercise of warrants at $0.90, 1,634,617 common shares issuable upon exercised of warrants at $1.00, 30,000 common shares issuable upon exercise of warrants at $1.00, 25,000 common shares issuable upon exercise of warrants at $1.20, 21,429 common shares issuable upon exercise of warrants at $1.40 and 18,750 common shares issuable upon exercise of warrants at $1.60.

#

_____________________________________________________________________________________________

The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2006

PROSPECTUS

DIVERSINET CORP.

16,944,057 Common Shares

The selling shareholders named in this prospectus are offering for sale under this prospectus up to 8,534,260 of our common shares and 8,409,797 of our common shares issuable upon the exercise of our warrants held by them for sale under this prospectus.  Sales of the common shares offered hereby may be effected by the selling shareholders from time to time in one or more types of transactions at prevailing market prices at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.

We will not receive the proceeds from any common shares sold under this prospectus.  We may receive up to $7,265,619 upon the exercise of any warrants sold under this prospectus.

Our common shares are quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the symbol “DVNTF.OB”.  On July 25, 2006, the average of the closing bid and asked prices of our common shares on the OTC BB was $0.59 per share.

______________________________

An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 2.

______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

#

You should rely only on the information contained in this prospectus or that to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  Our business may change after the date of this prospectus.  Delivery of this document and any sale of securities made hereunder does not mean otherwise.

____________________________

The date of this prospectus is July 31, 2006

_____________________________________________________________________________________________

#

PROSPECTUS SUMMARY

This summary highlights important information about our business and about this offering.  Because this is a summary, it does not contain all of the information you should consider before investing in our common shares or warrants.  You should read the entire prospectus before making an investment decision.  We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out or incorporated herein has been determined in accordance with Canadian GAAP.

References in this prospectus to “Diversinet” mean Diversinet Corp., and references to “we”, “us”, and “our” refer to Diversinet Corp. unless the context otherwise indicates.

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).  Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, our products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively.  This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

The Diversinet MobileSecure product, solution and service suite is comprised of the following individual software products and service offerings:

•

Diversinet MobileSecure Client mobile-optimized strong authentication software that can be embedded on a variety of mobile devices and manages the trusted credentials used to authenticate the mobile user for secure personal communications and commercial transactions.

•

Diversinet MobileSecure Authentication Services is a service bureau which will provide Over-the-Air (OTA) Diversinet MobileSecure Client software, credential provisioning and registration lifecycle management for mobile device users.  Additionally, the service bureau will offer mobile-optimized validation services via Short Message Service (SMS)-based offerings to support ‘zero-client’ mobile devices for mass market mobile authentication services for users that do not carry mobile devices that can support our client software directly.

•

Diversinet MobileSecure SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobileSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions.

About the Offering

This prospectus relates to the resale by selling shareholders of up to 16,849,633 shares of our capital stock, consisting of up to 8,439,836 common shares held by selling shareholders and up to 8,409,797 common shares issuable upon exercise of warrants.

The issuances of such securities to the selling shareholders were made in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for private transactions.  Additional information concerning the transactions in which the rights to acquire the shares covered by this prospectus were obtained by the selling shareholders is set forth in the section of this prospectus entitled “Selling Security Holders.”

Sales By Selling Security Holders

The selling shareholders may offer the common shares pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common shares may be through the facilities of the OTC Bulletin Board or such other exchange or reporting system where the common shares may be traded.  Brokerage commissions may be paid or discounts allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common shares.  See “Plan of Distribution.”

Outstanding Securities

As of July 28, 2006, there were approximately 32,771,402 common shares outstanding.  On a fully-diluted basis, giving effect to and assuming the exercise of all of our warrants and options, we had outstanding an aggregate of approximately 46,119,408 common shares as of July 28, 2006.

No Proceeds

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder’s securities.  We may receive up to $7,265,619 upon the subsequent exercise of the warrants included in this prospectus.  However, we will pay all costs associated with this prospectus.

Risk Factors

An investment in the common shares of our Company is subject to a number of risks. We have set forth these risk factors below under the heading “Risk Factors” which you should carefully review.

RISK FACTORS

The common shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment.  You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

We have lost money in the past, we have realized minimal revenues from continuing operations, we expect to continue to sustain losses in the future and may never achieve profitability.  We have not generated sufficient revenue to date from the sales of our solutions and licensing of our products.  For the year ended December 31, 2005, we posted a net loss of $7,109,000.  For the year ended December 31, 2004, we posted a net loss of $7,517,000.  For the year ended December 31, 2003, we posted a net loss of $4,959,000.  For the fourteen months ended December 31, 2003, we posted a net loss of $5,618,000.  For the year ended October 31, 2003, we posted a net loss of $4,834,000, and $4,065,000 for the year ended October 31, 2002.  We generated revenue of $1,101,000 for the year ended December 31, 2005, $2,603,000 for the year ended December 31, 2004, $1,395,000 in the year ended December 31, 2003, $1,436,000 for the fourteen months ended December 31, 2003, $967,000 in the twelve months ended October 31, 2003, $710,000 in the year ended October 31, 2002.  The auditors’ report on our December 31, 2005 consolidated financial statements included additional comments for U.S. readers that state that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.  We may never achieve profitability or maintain profitability, if achieved, on a consistent basis.

We have limited financial resources, and if we fail to either raise capital when needed or generate revenues, we may need to cease operations.  Our ability to continue operations during the next fiscal year may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our products and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and is unlikely to be sufficient within fiscal 2006.  We have obtained funding for operations from private equity placements in the past, but there is no assurance we will be able to do so again in the near future at commercially reasonable terms or at all despite the progress of the business.  In September 2005 we completed a private placement with the issuance of 5,000,000 common shares at a price of $0.40 per common share and 71,250 common share purchase warrants for gross proceeds of $2,000,000 to us.  The warrants expire on September 26, 2008 and are exercisable at $0.40 per share.  In December 2004 we completed a private placement with the issuance of 6,625,000 common shares at a price of $0.40 per common share for gross proceeds of $2,650,000.  In January 2004 we completed a private placement through the issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants.  We received gross proceeds of $2,000,000 in the transaction.  The warrants comprised of 500,000 warrants exercisable at $2.00 , 250,000 at $2.05 and 350,000 at $0.60.  Each warrant entitles the holder thereof to acquire one common share for a period of three years.  As well, the terms of new capital, if any, may materially dilute existing shareholders.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

We depend on a limited number of key customers, and if we lose any of these customers, or if these customers fail to meet their obligations to us, our operating results and financial condition will likely be adversely affected.  The loss of any key customer and our inability to replace revenues provided by a key customer may have a material adverse effect on our business and financial condition.  Our customer base includes large financial institutions.  As a result, we maintain individually significant receivable balances due from them.  If these customers fail to meet their payment obligations, our operating results and financial condition will likely be adversely affected.  As of April 30, 2006, three customers accounted for 54%, 35% and 11% of our total accounts receivable.

Our business plan is dependent upon customer adoption and commercial deployment of our products; if our business plan is not accepted, we may need to cease operations.  Our ability to continue operations is also dependent on the acceptance of our security solutions and the adoption of transaction-based applications using security and identity management over mobile data networks as an accepted method of data transmission in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The mobile data market is in a very early stage, and it may not develop to a sufficient level to support our business.

We market our solutions to large companies and mobile network operators.  The implementation of our solutions by these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources.  This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the associated sales and implementation cycles can be lengthy.  Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our solutions for commercial purposes.  In certain cases, we also enter into evaluation agreements, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Fluctuations in foreign exchange may adversely affect our business.  Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During fiscal 2004 and 2005, we have incurred a large portion of our expenses in U.S. dollars, but we also incurred a smaller portion of our expenses in other currencies including Canadian dollars, Pound Sterling and Hong Kong dollars.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in September 2005, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During fiscal 2004 and fiscal 2005, we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.

We may not be successful if we fail to retain our key technical personnel.  During 2004, in order to reduce our largest single expenditure, salaries and benefits, we reduced our headcount of employees in the Diversinet, DSS and Caradas operations.  During 2003 and 2002, we continued to review our cost structure and have continued to reduce our headcount.  Workforce reductions may have a detrimental effect on the morale of remaining employees, impeding their performance levels.  In addition, our ability to attract potential new employees in the future may suffer if our reputation was hurt by this staff reduction.

We currently have three senior officers and 26 employees and contractors.  We may not be able to improve our solutions and products or create new products if we lose any of our key employees or contractors.  We do not maintain key person life insurance policies on any of our employees.  Skilled technical personnel can be difficult to attract depending on the strength of the economy and competitive opportunities.  We may not be able to retain our current employees if they receive better job offers from other employers.  Our weakened financial strength through 2002, 2003, 2004 and 2005 may not alleviate this risk in the future.

We are involved in litigation which could result in judgments against us which, in the aggregate, could total more than our combined current assets, working capital and net assets.  There is currently one material claim pending against us.  If we lose this suit or enter into settlement requiring us to pay cash or issue any of our common shares, our liquidity and financial position will be adversely affected, and our shareholders’ ownership may be diluted. In May 2000 we were sued, along with our wholly owned Barbados subsidiary, in an action in which the plaintiff is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement with our previous printing business regarding the distribution of printing equipment and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

We have limited experience in the mobile data security software and identity management solutions field, and we are therefore subject to risks inherent in establishing a new business.  We have been in the mobile data security software field since fiscal 1997 and the identity management solutions field since 2001, and we have only generated minimal revenues from this business.  We are not sufficiently established to fully evaluate or forecast our prospects, and we are subject to the risks inherent in establishing a new business enterprise.

We are dependent on the adoption of secure transaction-based applications over mobile data networks as an accepted method of data transmission.  In order for us to be successful, transaction-based applications using mobile data security infrastructure over mobile data networks must be adopted as a means of trusted and secure communications and commerce to a sufficient extent and within a reasonable time frame, particularly considering our existing financial resources and future capital needs.  Since trusted and secure communications and commerce over these networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any.

If the market for trusted and secure communications and commerce utilizing mobile data solutions over these networks fails to develop or develops more slowly than expected, we may have difficulty selling solutions or generating sufficient revenues to support our business.

Our ability to keep pace with the rapid technological changes and frequent new product introductions common in the information and communications technology industry will determine our ability to remain competitive and affect the viability of our products.  To succeed in the mobile data security and the identity management solutions business, we believe that we will have to continuously improve the performance, features and reliability of our products and be the first to the market with new products or enhancements to existing products.  We cannot provide assurance that we will be able to improve our products in a timely manner.  The emerging market for security solutions for mobile data security and the identity management is characterized by rapid technological developments, frequent new product introductions and evolving industry standards.  We anticipate this evolution will also occur in the mobile data security and the identity management solutions market in which we focus our technological developments.  The adoption of new standards, or the informal adoption of certain standards by a significant percentage of the computer security and related industries, could require us to reconfigure our products.  We may not be able to counter challenges to our current products or to introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security.  We are not currently aware of any significant new technologies either under development or about to be introduced in the mobile data security or the identity management solutions security field.

Further, our products are based on public key infrastructure based security (also known as PKI based security) and identity management technology and depend in part on the application of certain mathematical principles forming the basis of the encryption technology that we license and embed in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render our products obsolete or unmarketable.

Our products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

The highly competitive nature of the information and communications technology fields could prevent us from achieving success.  Our solutions are targeted at the new and rapidly evolving market for authentication and authorization products for mobile data communications, commerce, telecommunications and identity management.  This market is not mature.  We anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new solution, product and service introductions and other market activities of industry participants.  Many of our competitors and potential competitors have a longer operating history, greater name recognition, larger installed customer base and significantly greater financial, technical and marketing resources than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and they could therefore render our technologies and products obsolete.

Because of the broad potential application of our authentication and authorization software and identity management solutions, we compete with vendors offering a wide range of computer security products.  These competitors include Entrust Technologies, Certicom, and RSA Security.  There also may be other potential entrants to the market of whom we are not yet aware.

Our licensing revenues are dependent on our customers’ acceptance and use of our software products, and we expect our sales cycle to be lengthy.  Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our product for commercial purposes.  We also enter into evaluation agreements in certain cases, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the application solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Customers cannot simply license our solutions and begin using them immediately in their businesses.  Making our solutions work with a particular customer’s application may be a complex, expensive and, in certain cases, an ultimately unsuccessful process.  This process may also require the customer to make significant commitments of time and money.  Based on discussions with our customers, we believe that a customer’s required cycle of testing, internal approval and network modifications can reasonably take between six and nine months or longer.  Therefore, we expect our sales cycle, or the time between entering into an agreement and when we begin to receive and recognize revenue, to be six to nine months or longer.  Also, the amount of revenue can be very limited until the customer’s product is made generally available and adopted.  Our sales are also subject to significant risks over which we have little or no control, including customers’ budgetary constraints and internal acceptance procedures regarding security-related matters.  To mitigate the risk of our current software licensing business model we are currently exploring the viability of a managed security service provider business model to supply our offerings through subscription-based licensing arrangements.

We lack experience in sales and marketing, and depend on our relationships with more established corporations to assist in selling and marketing our products.  We have limited sales and marketing experience and limited money to fund marketing.  A significant part of our business strategy is to form strategic relationships with more established companies to expose our solutions to a larger customer base than we could reach through direct sales and marketing force.  Our existing strategic relationships have not resulted in any significant revenues to date and may not result in any revenues in the future.

As a result of our emphasis on these relationships, our success will partially depend on both the ultimate success of the third parties with which we have these relationships and the ability of these third parties to market our products and services successfully.

We cannot provide assurance that we will be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms, if at all.  Our failure to do so would require us to devote substantially more resources to the distribution, sales and marketing of our products and services.  Also, these strategic relationships do not afford us any exclusive marketing or distribution rights.  The third parties may reduce their commitments to us in the future or pursue alternative technologies.

The nature of our products subjects us to product liability risks, potential lost revenues and adverse publicity in the event of product failure.

Our customers may rely on our products to prevent unauthorized access to computer networks.  Malfunctions or design defects of our products could:

•

cause interruptions, delays or cessation of services to our customers;

•

result in product returns;

•

result in liability for damages;

•

adversely affect the market’s perception of the security offered by our product, resulting in a lack of demand for our products; or

•

require us to make significant expenditures of capital or other resources to alleviate the problem.

Our license agreements may not be adequate to limit our liability.  A large number of claims by our customers could subject us to significant liability as well as limit the demand for our solutions and products.  In most cases our license and support agreements attempt to limit our liability to the total amount of the licensing and support fees paid during the twelve-month period preceding an alleged error in or failure of our software.  This contractual provision may not always be enforceable.  Courts have held that contractual limitations on liability of this type, or the “shrink-wrap licenses” in which they are sometimes embodied, are unenforceable because the licensee does not sign them.  If these contract provisions limiting our liability are not enforceable, we could be obligated to pay significant damages resulting from customer claims.

If computer hackers find ways to circumvent our products, our products would not perform their essential function.  Any compromise of the security offered by our products, in a single incident or a series of incidents, would make our products less attractive to our customers.  Software error or failure may result from a hacker seeking unauthorized access to a computer network.  The methods used by hackers are evolving rapidly and generally are not recognized until they are launched against one or more systems.  We are unable to anticipate hackers’ tactics.  The publicity surrounding any security breaches could adversely affect the public perception of the security offered by our authentication and authorization products and make it more difficult for us to sell our products.

Technical advances in the information security market may make our products obsolete.  Our products are based on public key infrastructure based security (also known as PKI based security) and identity management technology and depend in part on the application of certain mathematical principles forming the basis of the encryption technology that we license and embed in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render our products obsolete or unmarketable.

Our PKI products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

We might not be able to enforce our intellectual property rights.  Our success depends significantly upon our proprietary technology, and our means of protecting our proprietary and intellectual property rights may not be adequate.  We rely on a combination of patent and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights.  We have two U.S. patents, which will be in effect until August 22, 2017, and three patents granted in Israel in effect until 2017 and 2021, as well as 13 applications pending in Israel, the U.S. and Canada.  We cannot provide assurance that any of our applications will be approved, that any new patents will be issued, that we will develop proprietary products or technologies that are subject to patent protection, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties.  Furthermore, we cannot provide assurance that the patents of others will not have a material adverse effect on our business and operating results.  There is also a risk that our competitors will independently develop similar technology, duplicate our products or design around our patents or other intellectual property rights.

If our technology or products were determined to infringe upon the rights of others, we would be required to obtain licenses to use that technology.  If we are not able to obtain a license in a timely manner on acceptable terms or at all, we may have to stop producing our product until we can develop an alternative that does not infringe the rights of others.

Patent disputes are common in technology-related industries.  We cannot provide any assurance that we will have the financial resources to enforce or defend a patent infringement or proprietary rights action.  As the number of products and competitors in our target markets grows, the likelihood of infringement claims also increases.  Any claims or litigation may be time-consuming and costly, cause product shipment delays or require us to redesign our product or require us to enter into royalty or licensing agreements.  Any of these events could have a material adverse effect on our business and operating results.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to use our proprietary information and software.  In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of Canada and the U.S.

Changes in the export regulation of encryption-based technologies may restrict our ability to sell or license our products.  Our products are subject to export controls under Canadian and U.S. laws and regulations.  These laws and regulations may be revised from time to time in ways that may materially and adversely affect our ability to sell our products abroad or to make products available for sale or license via international computer networks such as the Internet, although pursuant to an international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Canadian and U.S. government controls on the export of encryption technologies which we license from third parties and which are embedded in our products may, if subject to revision, be amended and subsequently restrict our ability to freely export our products.  As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than we can in the global information and computer security market.

Our articles of incorporation authorize us to issue an unlimited number of common shares, which could result in dilution to our shareholders.  Subject to regulatory and/or shareholder approval, shareholders may experience dilution or limitations in takeover attempts because our articles of incorporation allow us to issue an unlimited number of common shares.  Our shareholders have no right to purchase additional common shares when we issue new shares.  As of July 28, 2006, we had 32,771,402 common shares issued and outstanding.

If our common shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our common shares may have difficulty selling their shares.  Our common shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our common shares may have difficulty selling their shares.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our common shares may continue to be penny stock, which may adversely affect the liquidity of our common shares.  The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

It may be difficult for our shareholders to enforce civil liabilities under the U.S. federal securities laws because we are incorporated in Canada.  We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the U.S.  As a result, it may not be possible for investors to effect service of process within the U.S. upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

We may be treated as a passive foreign investment company, which would have adverse tax consequences for our U.S. shareholders.  We may be treated as a passive foreign investment company, or a PFIC.  While we do not believe that we should be treated as a PFIC, whether we are treated as a PFIC depends on questions of fact concerning our assets and revenues.  Accordingly, we cannot assure you that we will not be treated as a PFIC.  If we were to be treated as a PFIC, there could be material adverse tax consequences to U.S. holders of our common shares.

NOTICE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act and involve known and unknown risks and uncertainties .  .  Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters.  You can identify these and other forward-looking statements by the use of words such as “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “intends”, “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors: and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 20-F and our company reports on Form 6-K to the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption “Risk Factors” in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements

USE OF PROCEEDS

We will not receive any proceeds when the selling shareholders’ sale of their common shares offered for resale under this prospectus.

However, we may receive up to $7,265,619 in gross proceeds upon the exercise of warrants exercisable for up to 8,409,797 of the common shares being offered for resale under this prospectus.  To the extent received, these  warrant exercise proceeds will be used for our continued sales efforts, operations and general working capital purposes.  We will pay all costs all costs associated with this prospectus, including registration fees, printing and related legal and accounting expenses.

CAPITALIZATION AND INDEBTEDNESS

The following unaudited table sets forth, on a Canadian GAAP basis, our capitalization and indebtedness, as of June 30, 2006 and includes the effect of the sale of 6,680,001 units to the selling shareholders on June 30, 2006 for gross proceeds of $4,008,000, and as adjusted to give effect to the sale of 1,634,617 units to the selling shareholders on July 26, 2006 for gross proceeds of $1,000,000.  No adjustment has been made for actual or estimated costs we may incur with respect to this offering.

	As of June 30, 2006
	Actual	Adjusted

Cash and cash equivalents	$4,212,917	$5,212,918

Shareholders’ Equity
Share capital	54,402,811	55,402,812
Share capital subscribed but unissued	2,868,259	2,868,259
Cumulative translation adjustment	(1,520,721)	(1,520,721)
Share purchase warrants	2,468,390	2,468,390
Share purchase warrants subscribed but unissued	1,139,741	1,139,741
Contributed surplus	2,960,926	2,960,926
Retained earnings (deficit)	(57,763,901)	(57,763,901)
Total Shareholders’ Equity	$4,555,505	$5,555,506

Common shares outstanding (basic)	31,136,785	32,771,402
Fully diluted common shares	42,850,174	46,119,408

DIVIDEND POLICY

We have never paid cash dividends on our common shares. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, future restrictions in any agreements to which we are a party, current and anticipated cash needs and plans for expansion.

INFORMATION ABOUT THE OFFERING

The Offering

A total of up to 16,849,633 common shares are being registered for resale by our selling shareholders pursuant to this registration statement, consisting of: (i) 8,439,836 common shares, and (ii) 8,409,797 common shares issuable upon the exercise of warrants.

Determination Of Offering Price

We are not selling any of the common shares that we are registering. The common shares will be sold by the selling shareholders listed in this prospectus. The selling shareholders may sell the common shares at the market price as of the date of sale or a price negotiated in a private sale. Our common shares are traded on the OTC Bulletin Board under the symbol “DVNTF.OB”.  On July 25, 2006 the reported closing price for our common shares on the OTC Bulletin Board was $0.59.

Market Price Of Our Common Shares

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Nasdaq SmallCap Market and the Over the Counter Bulletin Board.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003 and on the Over the Counter Bulletin Board from late April 2003 to present.  On January 28, 2003, the Company implemented a 1 for 10 reverse stock split that was approved by its shareholders at the Company’s Annual and Special Meeting of Shareholders on January 22, 2003.  The share data has been adjusted for this reverse stock split.

	High	Low
Fiscal year ended
December 31, 2001	36.20	10.00
December 31, 2002	12.50	2.20
December 31, 2003	6.30	0.48
December 31, 2004	2.53	0.34
December 31, 2005	0.94	0.27

Fiscal year ended December 31, 2004
Third Quarter	1.24	0.37
Fourth Quarter	0.95	0.34

Fiscal year ended December 31, 2005
First Quarter	0.92	0.60
Second Quarter	0.89	0.60
Third Quarter	0.77	0.35
Fourth Quarter	0.69	0.27

Fiscal year ended December 31, 2006
First Quarter	0.86	0.31
Second Quarter	0.75	0.48

Most Recent Six Months
January 2006	0.43	0.31
February 2006	0.86	0.33
March 2006	0.72	0.57
April 2006	0.74	0.58
May 2006	0.75	0.48
June 2006	0.64	0.50

Description Of Our Securities

General

Our authorized share capital consists of an unlimited number of common shares, no par value.  As of June 30, 2006, we had 31,136,785 common shares issued and outstanding.  We have no authorized preferred shares.

Common Shares

Each common share is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All common shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued common shares.

Warrants

We have outstanding warrants currently exercisable for up to an aggregate of 10,364,892 of our common shares at exercise prices ranging from $0.40 per share to $3.75 per share.  Included in those warrants currently outstanding are the following warrant instruments pursuant to which common shares offered for resale are being registered by this prospectus:

July Warrants (2006).  These are warrants issued by us in connection with our private placement of equity securities completed as of July 26, 2006.  These warrants are exercisable for up to an aggregate of 1,634,617 of our common shares at an exercise price of $1.00 per share.  These warrants are immediately exercisable and will expire on July 26, 2008.

June Warrants (2006).  These are warrants issued by us in connection with our private placement of equity securities completed as of June 30, 2006.  These warrants are exercisable for up to an aggregate of 6,680,001 of our common shares, consisting of up to 3,339,998 common shares at an exercise price of $0.75 per share and up to 3,340,003 common shares at an exercise price of $0.90 per share.  These warrants are immediately exercisable and will expire on June 30, 2008.

Consultant Warrants (2006).  These are four warrants issued by us in connection with consulting services being provided to us under an agreement entered into as of January 1, 2006.  These warrants are exercisable to purchase (i) up to 30,000 of our common shares at an exercise price of $1.00 per share, (ii) up to 25,000 of our common shares at an exercise price of $1.20 per share, (iii) up to 21,429 of our common shares at an exercise price of $1.40 per share and (iv) up to 18,750 of our common shares at an exercise price of $1.60 per share.  These warrants are exercisable immediately and terminate on December 31, 2007.

Impact of The “Penny Stock” Rules on Buying or Selling Our Common Stock

The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

Offering Expenses

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of share, as well as any fees and disbursements of counsel to the selling shareholders.

The expenses of this offering which we will be pay are estimated, in U.S. dollars, to be as follows:

SEC Registration Fee Legal Services Accounting Miscellaneous Total	300 9,000 10,000 700 $20,000

SELLING SHAREHOLDERS

The table below sets forth the names of the selling shareholders; the number of common shares beneficially owned by the selling shareholders, as of July 28, 2006, the percentage of our outstanding common shares beneficially owned by each of the selling shareholders as of July 28, 2006, the number of common shares that each selling shareholder may offer under this prospectus, are the number of common shares that each selling shareholder will beneficially own assuming the sale of all of the common shares covered by this prospectus.

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number

J. Graeme MacLetchie III (1)	1,120,325	3.0	340,000	780,325	2.0
1 Dunham Place
Irvington, NY 10533

Scotia Capital ITF Albert Wahbe Acct 4392663912 (2)	9,200,000	24.3	9,200,000	-	*
40 King Street West, Suite 1101
Toronto, Ontario, M5H 3Y2

George K. Tsantes (3)	166,666	*	166,666	-	*
650 Nalls Farm Way
Great Falls, VA 22066

Aslan Mirkalami (4)	500,000	1.3	500,000	-	*
6 Regal Court
Markham, Ontario L3R 8G1

Behrouz Parsa (5)	500,000	1.3	500,000	-	*
21 Saintfield Avenue
Toronto, Ontario M3C 2M4

727166 Ontario Limited (6)	400,000	1.1	400,000	-	*
7181 Woodbine Avenue, Suite 222
Markham, Ontario L3R 1A3

Ravi Chiruvolu (7)	83,334	*	83,334	-	*
840 Occidental Way
Emerald Hills, CA 94062

Todd Krieg (8)	83,334	*	83,334	-	*
2500 W. Fairy Chasm Road
River Hills, WI 53217

Bradley A. Bredemann (9)	333,334	*	333,334	-	*
29 La Salle Avenue
Piedmont, CA 94611

Lakefront Partners, LLC (10)	6,306,128	16.7	1,333,334	4,972,794	13.1
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202

MicroCapital Fund LP (11)	1,710,687	4.5	280,000	1,430,687	3.7
623 Fifth Avenue, Suite 2502
New York, NY 10022

MicroCapital Fund Ltd. (12)	952,125	2.5	140,000	812,125	2.1
623 Fifth Avenue, Suite 2502
New York, NY 10022

Stuart Vaeth (13)	122,218	*	65,218	57,000	*
19 Yale Street
Winchester, MA 01890

Equity Performance Group (14)	155,179	*	155,179	-	*
One Devonshire Place
Boston, Massachusetts 02109

Rising Wave Inc. (15)	1,538,462	4.5	1,538,462	-	*
2345 Yonge Street, Suite 700
Toronto, Ontario, M4P 2E5

Wilinda Holdings Limited (16)	769,232	2.3	769,232	-	*
2345 Yonge Street, Suite 700
Toronto, Ontario, M4P 2E5

Petneda Holdings Limited (17)	769,232	2.3	769,232	-	*
2345 Yonge Street, Suite 700
Toronto, Ontario, M4P 2E5

Polybutes Corporation (18)	192,308	*	192,308	-	*
3rd Floor, Jardin House, 33 Reed Street
NH2 Bermuda

Nagy Moustafa (19)		*	94,424		*
78 Forester Crescent
Unionville, Ontario L6C 1V3

			16,944,057

*

indicates less than one percent (1%)

(1)

Of the common shares listed as beneficially owned, 170,000 common shares are issuable upon exercise of warrants granted to the selling shareholder on June 30, 2006 (the “June Warrants”).

(2)

Of the common shares listed as beneficially owned, 4,600,000 common shares are subject to June Warrants.  Albert Wahbe, a director of our company since July 6, 2006, is the beneficial owner and has voting or investment control.

(3)

Of the common shares listed as beneficially owned, 83,333 common shares are subject to June Warrants.

(4)

Of the common shares listed as beneficially owned, 250,000 common shares are subject to June Warrants.

(5)

Of the common shares listed as beneficially owned, 250,000 common shares are subject to June Warrants.

(6)

Of the common shares listed as beneficially owned, 200,000 common shares are subject to June Warrants.  Mr. Behrouz Parsa has voting or investment control.

(7)

Of the common shares listed as beneficially owned, 41,667 common shares are subject to June Warrants.

(8)

Of the common shares listed as beneficially owned, 41,667 common shares are subject to June Warrants.

(9)

Of the common shares listed as beneficially owned, 186,667 common shares are subject to June Warrants.

(10)

Of the common shares listed as beneficially owned, 666,667 common shares are subject to June Warrants.  Mr. James Wigdale, a director of our company since January 2005, has voting or investment control.

(11)

Of the common shares listed as beneficially owned, 280,000 common shares are subject to June Warrants.  Mr. Ian Ellis has voting or investment control.

(12)

Of the common shares listed as beneficially owned, 140,000 common shares are subject to June Warrants.  Mr. Ian Ellis has voting or investment control.

(13)

Stuart Vaeth is an employee of the Company, employed as our Chief Security Officer.

(14)

Of the common shares listed as beneficially owned, 95,179 common shares are subject to Consultant Warrants.  Mr. Gary Geraci has voting or investment control.

(15)

Of the common shares listed as beneficially owned, 769,231 common shares are subject to July Warrants.  Mr. Robert A. Daniels has voting or investment control.

(16)

Of the common shares listed as beneficially owned, 384,616 common shares are subject to July Warrants.  Mr. William I. Daniels has voting or investment control.

(17)

Of the common shares listed as beneficially owned, 769,231 common shares are subject to July Warrants.  Mr. Peter N. Daniels has voting or investment control.

(18)

Of the common shares listed as beneficially owned, 96,154 common shares are subject to July Warrants.  Mr. Derek Buntain has voting or investment control.  Polybutes Corporation acquired their shares and warrants as compensation for services relating to the July 2006 financing.

(19)

Nagy Moustafa is an employee of the Company, employed as our Chief Executive Officer.

Except as noted above, none of these selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

The selling shareholders acquired their common shares or warrants in one of the following transactions, as more completely described in the section of this prospectus entitled “Recent Developments”.

TRANSACTION	SHARES	SHARES ISSUABLE UPON WARRANT EXERCISE
June 2006 Private Placement	6,680,001	6,680,001
July 2006 Private Placement	1,634,617	1,634,617
Compensation shares	65,218	-
Compensation shares	94,424	-
Consulting services	60,000	95,179
Shares subject to this registration statement	8,534,260	8,409,797

PLAN OF DISTRIBUTION

We are registering the common shares offered hereby on behalf of the selling shareholders.  As used herein, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer.  All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by the Company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.  Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board at prevailing market prices, in the over-the-counter market, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may enter into hedging transactions with regard to the shares offered hereby.  In connection with such transactions the counter parties to such transactions may engage in short sales of the shares offered hereby or of securities convertible into or exchangeable for such shares in the course of hedging positions they assume with selling shareholders.  The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counter parties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered herein might may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered herein sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of  Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of each such selling shareholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will pay all of the costs of qualifying these securities under federal and state securities laws, including legal and accounting fees, as well as printing and other related costs.

RECENT DEVELOPMENTS

The following summarizes recent material events relating to our business, including material changes in our affairs that have occurred since December 31, 2005, the end of the most recent fiscal year for which audited financial statements are incorporated by reference in the registration statement of which this prospectus is a part.  This discussion should be read in conjunction with the other information included in this prospectus, including “Risk Factors” beginning on page 2.  You should also refer to the information contained in the documents incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2005 and the audited financial statements contained therein, together with our first quarter results on Form 6-K dated May 9, 2006 and our second quarter results on Form 6-K dated July 26, 2006.

July 2006 Private Placement - Issuance of 1,634,617 units and for gross proceeds of $1,000,000.

On July 26, 2006, we completed a private placement of 1,634,617 units, at $0.65 per unit, for gross proceeds to our company of $1,000,000.  Each Unit was comprised of one common share and one common share purchase warrant in our company.  The warrant granted is exercisable to purchase up to one common share at an exercise price of $1.00 per share.  Each warrant expires July 26, 2008.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act

We agreed as part of the private placement to file this registration statement to register the common shares issued or issuable under the warrants no later than September 10, 2006.

June 2006 Private Placement - Issuance of 6,680,001 units and for gross proceeds of $4,008,000.

On June 30, 2006, we completed a private placement of 6,680,001 units, at $0.60 per unit, for gross proceeds to our company of $4,008,000.  Each Unit was comprised of one common share and one common share purchase warrant in our company.  One half of each warrant granted is exercisable to purchase up to one common share for each whole warrant at an exercise price of $0.75 per share and the other half of the warrant, at $0.90 per share.  Each warrant expires June 30, 2008.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act

We agreed as part of the private placement to file this registration statement to register the common shares issued or issuable under the warrants no later than August 14, 2006.

Consulting services - Issuance of 60,000 common share and 95,179 common share purchase warrants

On January 1, 2006, we entered into an agreement with Equity Performance Group to provide us public relations and communications services.  In consideration for the services to be rendered in accordance with the agreement, we issued four warrants terminating on December 31, 2007 exercisable to purchase (i) up to 30,000 of our common shares at an exercise price of $1.00 per share, (ii) up to 25,000 of our common shares at an exercise price of $1.20 per share, (iii) up to 21,429 of our common shares at an exercise price of $1.40 per share and (iv) up to 18,750 of our common shares at an exercise price of $1.60 per share.  We also issued 30,000 common shares on February 28, 2006 and 30,000 common shares on May 15, 2006 in regards to compensation payable by us for these services.  We granted these securities in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

Compensation shares - Issuance of 65,218 common shares

On June 1, 2006, we issued 65,218 common shares to an employee of the company as sales commissions.  These common shares is transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended,  in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

Compensation shares - Issuance of 94,424 common shares

On August 24, 2006, we issued 94,424 common shares to an employee of the company as a bonus.  These common shares is transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

THREE YEAR HISTORY OF OUR SHARE CAPITAL

History of our share capital for the last three years, identifying events during such period which have changed the amount of our issued capital, is incorporated hereby by reference to Note 6 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2005 on Form 20-F filed with the Commission on March 9, 2006.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Canadian experts named in this prospectus, most of whom reside outside the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

EXPERTS

Our consolidated financial statements as at December 31, 2005 and 2004 and for each of the years ended December 31, 2005, December 31, 2004 and December 31, 2003 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the December 31, 2005 consolidated financial statements contains additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Certain legal matters in connection with the validity of the issuance of the common shares to be registered hereunder with respect to Canadian law will be passed upon for us by Borden Ladner Gervais LLP of Toronto, Ontario, our Canadian counsel.

INCORPORATION OF FINANCIAL STATEMENTS AND OTHER INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC.  We are incorporating by reference in this prospectus the documents listed below:

(a)

Our Report on Form 6-K dated July 26, 2006

(b)

Our Report on Form 6-K dated July 7, 2006;

(c)

Our Report on Form 6-K dated May 9, 2006;

(d)

Our Report on Form 6-K dated April 18, 2006;

(e)

Our Report on Form 6-K dated February 1, 2006;

(f)

Our Annual Report on Form 20-F dated March 9, 2006 and Form 20-F/A dated March 14, 2006; and

(g)

The description of our securities contained in our Registration Statement under Section 12 of the Securities Exchange Act of 1934, as amended, of which this prospectus is a part and any and all amendments and reports filed for the purpose of updating such description.

All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents.  Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3, which we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.  For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto.  You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed.  Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0000918387).  These filings contain important information which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.  The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to Diversinet Corp., 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2 Canada, Attn: David Hackett, Chief Financial Officer, telephone number (416) 756-2324.  You may also obtain information about us by visiting our website at www.diversinet.com.  Information contained in our website is not part of this prospectus.

We are a Canadian company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC’s Web site.  However, since that date, we have been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC’s Web site at www.sec.gov.

___________

TABLE OF CONTENTS

Page

___________

DIVERSINET CORP.

16,944,057 common shares

PROSPECTUS

You should rely only on the information contained in this prospectus or that to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  Our business may change after the date of this prospectus.  Delivery of this document and any sale of securities made hereunder does not mean otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), Diversinet may indemnify a present or former director or officer or a person who acts or acted at Diversinet’s request as a director or officer of another corporation of which Diversinet is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of Diversinet or such other corporation only with court approval.  A director or officer is entitled to indemnification from Diversinet as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of Diversinet provide that each director, each officer, each former director, each former officer and each person who acts or acted at Diversinet’s request as a director or officer of a body corporate of which Diversinet is or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by Diversinet from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to Diversinet’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances Diversinet has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

Diversinet currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 9.  Exhibits

Exhibit No.	Exhibits
4.1	Form of Stock Purchase Agreement for the June 30, 2006 private placement
4.2	Form of Stock Purchase Warrant for the June 30, 2006 private placement
4.3	Form of Stock Purchase Warrant for the January 1, 2006 consulting arrangement
4.4	Form of Stock Purchase Agreement for the July 26, 2006 private placement
4.5	Form of Stock Purchase Warrant for the July 26, 2006 private placement
5.1	Legal Opinion of Borden Ladner Gervais LLP regarding the legality of the common stock
4.8	Reconciliation of Canadian and US Generally Accepted Accounting Principles
23.1	Consent of KPMG LLP.
23.1	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

Item 10.  Undertakings

Paragraph designations correspond to designations in Regulation S-K, Item 512.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934, as amended (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on July 31, 2006.

DIVERSINET CORP.

By: /s/ David Hackett

David Hackett, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ravi Chiruvolu Ravi Chiruvolu	Director	July 31, 2006

/s/ Nagy Moustafa Nagy Moustafa	Chief Executive Officer (principal executive officer) and Director	July 31, 2006

/s/ Mark Steinman Mark Steinman	Director	July 31, 2006

/s/ Albert Wahbe Albert Wahbe	Director	July 31, 2006

/s/ James Wigdale James Wigdale	Director	July 31, 2006

/s/ Nagy Moustafa Nagy Moustafa	Authorized United States Representative, CEO of Diversinet Corporation of America, a Delaware corporation and wholly owned subsidiary of the Registrant	July 31, 2006

/s/ David Hackett David Hackett	Chief Financial Officer (principal financial officer)	July 31, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Form of Stock Purchase Agreement for the June 30, 2006 private placement
4.2	Form of Warrant for purchase of shares for the June 30, 2006 private placement
4.3	Form of Warrant for purchase of shares for the January 1, 2006 consulting arrangement
4.4	Form of Stock Purchase Agreement for the July 26, 2006 private placement
4.5	Form of Warrant for purchase of shares for the July 26, 2006 private placement
4.8	Reconciliation of Canadian and US Generally Accepted Accounting Principles.
5.1	Legal Opinion of Borden Ladner Gervais LLP regarding the legality of the common stock
23.1	Consent of KPMG LLP.
23.2	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

Exhibit 4.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the      of June, 2006, by and between Diversinet Corp. (the “Company”), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Issuance of Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number units (the “Units”) each Unit consisting of one common shares, no par value, of the Company (the “Shares”) and one common share purchase warrant (the “Warrant”), set forth on the signature page hereof.  One half of the Warrants forming part of the Units will be exercisable at $0.75 and $0.90 per share, respectively.  The Warrants will be substantially in the form of Appendix V to this Agreement.

SECTION 2.  Agreement to Sell and Purchase the Securities.  At the Closing (as defined in Section 3), the Company will sell the Units to the Purchaser, and the Purchaser will buy the Units from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.60 per Units for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the closing price of the common shares on the Over the Counter Bulletin Board on June 16, 2006 was $0.63.  The Purchaser acknowledges further that the sale of the Units is part of a distribution by the Company of up to $5,000,000 (8,333,334 Units) with a minimum sale of $2,500,000.

SECTION 3.  Delivery of Securities at the Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur concurrently with the execution of stock purchase agreements for the purchase of up to $5,000,000 of Units (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser (i) one or more stock certificates representing the Shares and (ii) one or more warrant certificates (in the form of Appendix V) representing the Warrants, in each case registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Units being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Units being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Units evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

4.2

Authorized Capital Stock.  The authorized capital stock of the Company consists of an unlimited number of common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of March 31, 2006 are as set forth in the unaudited financial statements of the Company for the quarter ended March 31, 2006 as provided to the Purchaser in the Information Documents (as defined in section 4.7 below).  With the exception of previously issued, or issuable under existing plans, options and warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

4.3

Issuance, Sale and Delivery of the Securities.  The Shares and Warrants which form the Units being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.

Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Shares or Warrants which form the Units or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares or Warrants which form the Units to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

4.7

Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) since January 1, 2004 (as such documents have since the time of their filing been amended, the “Information Documents”) and available on the Edgar database at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany. The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company is also a reporting issuer under the Securities Act (Ontario) and copies of the continuous disclosure documents filed by the Company with the Ontario Securities Commission since January 1, 2004 are available on the SEDAR database at http://www.sedar.com.

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any known untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.

4.8

Absence of Certain Changes.  Since March 31, 2006, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

4.9

Absence of Litigation.  Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

4.10

Compliance with Law.  The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such non compliance which would not have a Material Adverse Effect.

4.11

Disclosure.  All information relating to the Information Documents provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

4.12

Deliveries at Closing.

(a)

The Purchaser acknowledges that, subject to paragraph (b) the Company shall accept all Funds received once the Company shall have delivered to the Company’s Canadian counsel Borden Ladner Gervais LLP a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying that subscriptions in respect of up to 8,333,333 Units have been accepted by the Company; (ii) certifying that certificates in respect of the Shares and Warrants for which subscriptions have been accepted have been issued and will be forthwith delivered to the Purchasers of such Shares and Warrants; (iii) certifying all conditions contained in the Agreement have been satisfied and all representations and warranties are correct as at the Closing Date; and (iv) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Units, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

(b)

If the Company shall have not satisfied the conditions set out in paragraph (a) above on or prior to July 15, 2006, all Funds held by the Company will be returned (without interest), such Funds to be paid by cheque made payable to the Purchaser (and mailed to the address noted in this Agreement).

4.12

Downside Protection:  Should the Company raise less than US$4,000,000 as part of this financing and should the Company, within 180 days of the Closing, issue or sell any equity securities or securities convertible into equity securities in conjunction with an equity financing for consideration per share less than $US0.60 per share (in the case of a convertible security, if the conversion price is less than $US0.60), then forthwith upon such issue or sale the number of common shares which the holder of the Warrants is entitled to purchase upon exercise of the Warrants shall be increased in accordance with section 6.1 of the Warrant Certificate (in the form of Appendix V to this agreement).  For the purposes of this section 4.12, an equity offering means a sale by the Company of common shares (or securities convertible into common shares) for cash consideration, and excludes for greater certainty any issue and sale of common shares (or securities convertible into common shares) pursuant to the Company’s stock option plan, pursuant to options or warrants currently outstanding, pursuant to any compensation arrangement with employees, officers directors or consultants or in respect of an acquisition by the Company.

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1

The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Units, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Units pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Units set forth in the signature page hereto, as principal for its own account for investment only and with no present intention of distributing any of the Units or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable Canadian securities, state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Units set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents, the Offering Memorandum of the Company dated June 23, 2006 and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto and has completed the certificate attached as Appendix III, and (ix) if the Purchaser is a resident of Canada, it is an “accredited investor” within the meaning of National Instrument 45-106 and has completed the certificate attached as Appendix IV.

5.2

The Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants which form the Units, or of the Common Shares issuable upon exercise of such Warrants (the “Warrant Shares) without satisfying the prospectus delivery requirements under the Securities Act, if any.

5.3

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) if an entity other than an individual, the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4

The Purchaser recognizes that an investment in the Units is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

5.5

All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6

The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7

The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

5.8

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares or Warrant Shares shall be endorsed with the legend in substantially the form set forth below and the certificate evidencing the Warrants shall be endorsed with the legend in substantially the form set forth in Appendix III, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares, Warrants or Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

5.9

The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6.  Survival of Representatives, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, but subject to Section 11 of this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive for a period of two years following the delivery to the Purchaser of the Units being purchased and the payment therefor.

Each party shall indemnify the other for all losses, claims, damages, liabilities or expenses actually incurred (“Losses”) (including reasonable attorneys’ fees and cost of enforcement) arising out of any breach of that party’s covenants, agreements, representations or warranties in this Agreement; provided that in no event shall either party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  Registration of the Securities:  Compliance with the Securities Act.

7.1

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  Upon request by the Purchaser, the Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

7.2

Registration Procedures and Expenses.  The Company shall:

(a)

use its commercially reasonable efforts, but in no event later than 45 days after the date of Closing to prepare and file, with the Commission a Registration Statement under the Securities Act, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares and Warrant Shares (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions;

(b)

If a Registration Statement covering the Shares and Warrant Shares is not (i) prepared and filed within 45 days of request by the Purchaser, the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid by such Purchaser on the request date by the Purchaser to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Units or following the date by which the Registration Statement should have been declared effective.  Such payment shall be made to each Purchaser in additional fully paid and non-assessable Shares not later than three Business Days following the end of 30-day period;

(c)

each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders;

(d)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(e)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Holder may sell all the Units then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act (“Rule 144”), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(f)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(g)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(h)

bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Units pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any;

(i)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Units to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser’s Units may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser’s Units shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act;

(j)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(k)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(m)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(o)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; and,

(p)

permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.

7.3

Blackout Period

(a)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(b)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(c)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

7.4

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(b)

Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement.  This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(c)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively “Losses”)) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

(d)

The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5

Definitions.  The following terms shall be used in this Section with the following respective meanings:

“Commission” means the Securities and Exchange Commission.

“Holder” means any holder of Registrable Stock.

“Registrable Stock” means the Shares or Warrant Shares whether owned by a Purchaser or any third party.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario  M2J 5C2, Canada

Facsimile: (416) 756-7346

Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Units.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Units will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Units.

SECTION 16.  Right to Appoint Agent.  The Purchaser acknowledges that the Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Units to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

SECTION 17.  U.S. Dollars.  All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

[Name of Purchaser]

By (signature):

Name:

Title:

Address:

Telephone:

Facsimile:

Date:

Number of Units to be Purchased	Price Per Units in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.60

Accepted and Agreed to by:

DIVERSINET CORP.

By:

David Hackett,

Chief Financial Officer

Date:

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

IF THE DISTRIBUTIONS OF THE SECURITIES REPRESENTED BY THE CERTIFICATE WAS SUBJECT TO SECURITIES LEGISLATION OF CANADA, THEN UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF BEFORE NOVEMBER 5, 2006.

_______ Warrants (of which ________ Warrants are exercisable at US$0.75 per share and ________ Warrants are exercisable at US$0.90 per share).

DIVERSINET CORP.

WARRANT CERTIFICATE

This warrant certificate (“Warrant Certificate”) certifies that for value [Name of holder] or registered assigns (the “Holder”) is the owner of the number of warrants (“Warrants”) specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable common share in the capital of Diversinet Corp., a corporation incorporated under the laws of Ontario, Canada (the “Company”), at a purchase price of $0.75 and $0.90, respectively, per common share in lawful money of the United States of America in cash or by certified or cashier’s check or a combination of cash and certified or cashier’s check, subject to adjustment as hereinafter provided.  The common shares in the capital of the Company are hereinafter referred to as “Common Shares”

1

Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Common Share and the purchase price payable upon exercise of the Warrants as stated above per Common Share in lawful money of the United States of America, subject to adjustment as hereinafter provided (the “Purchase Price”).  The Purchase Price and number of Common Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 7.

2

Exercise; Expiration Date

2.1

The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2

The term “Expiration Date” shall mean 5:00 p.m. Toronto time on June 30, 2008 or if such date shall in the Province of Ontario be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Toronto time the next following date which in the Province of Ontario is not a holiday or a day on which banks are authorized to close.

3

Registration and Transfer on Company Books

3.1

The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Common Shares issued upon exercise of the Warrants.

3.2

Prior to due presentment for registration of transfer of this Warrant Certificate, or the Common Shares issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3

Neither this Warrant nor the Common Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under a prospectus filed under the Securities Act (Ontario).  The Company will not permit the transfer of this Warrant or issue or transfer the Common Shares issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), (ii) it first receives a letter from an attorney, acceptable to the Company’s board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, and exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), or (iii) the transfer is made pursuant to Rule 144 under the Act, and exempt from the prospectus requirements of the Securities Act (Ontario). The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

3.4

Subject to Section 3.5, at all times this Warrant and the securities issuable upon exercise hereof shall bear a legend in the form which appears on the face page of this Warrant Certificate by which the Holder of this Warrant and Holder of such securities shall be bound.

3.5

This Warrant Certificate or the securities issuable upon exercise of the Warrants hereof shall not be required to bear such legend if such security shall be issued upon:

(i)

the transfer or exchange of such security in the event that, at the time of such transfer or exchange, (A) such security shall have been registered under the Act, the Registration Statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective Registration Statement and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or (B) such security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such security will not require registration under the Act and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or

(ii)

the transfer or exchange of such security not bearing, nor otherwise required under the terms hereof to bear, such legend.

4

Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens, or charges resulting from any action or inaction of the Holder), and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other Common Shares are then listed.

5

Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6

Adjustment of Purchase Price and Number of Shares Deliverable

6.1

The number of Common Shares purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the “Warrant Shares”) and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in shares of its capital stock, (ii) subdivide its outstanding Common Shares through stock split, reverse split or otherwise, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

(b)

In case the Company shall issue rights, options or warrants or securities convertible into Common Shares to the holders of its Common Shares generally, entitling them (for a period expiring within forty-five (45) days after the record date referred to below in this paragraph (b)) to subscribe for or purchase Common Shares at a price per share which (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) is lower on the record date referred to below than 80% of the then Market Price Per Common Share (as determined pursuant to Section 9.2), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares purchased pursuant to such offer, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so purchased (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) would purchase at the then Market Price Per Common Share.  Such adjustment shall be made at the expiration of the period during which such rights, options, warrants or convertible securities may be exercised or converted, as the case may be, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

(c)

In case the Company shall distribute to all holders of its Common Shares, or all holders of Common Shares shall otherwise become entitled to receive, shares in the capital of the Company (other than dividends or distributions on its Common Shares referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares in the capital of the Company or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Common Share (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Common Share on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the shares in the capital of the Company (other than Common Shares), evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

(d)

In the event of any capital reorganization or any reclassification (not otherwise referred to in paragraph (a) above) of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Shares are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants.  The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(e)

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

6.2

In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Shares generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company’s Board of Directors or any dividend or distribution referred to in Section 6.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend.  For purposes of this Section 6.2, the “Per Share Value” of a cash dividend or other distribution shall be the dollar amount of the distribution on each Common Share and the “Per Share Value” of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each Common Share as determined in good faith by the Board of Directors of the Company.

6.3

No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.  Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine  to be advisable in order that any dividend or distribution in Common Shares, subdivision, reclassification or combination of Common Shares, issuance of rights, warrants or options to purchase Common Shares, or distribution of shares in the capital of the Company other than Common Shares, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Shares shall not result in any tax to the holders of its Common Shares or securities convertible into Common Shares.

6.4

In the event that (i) the Company has issued fewer than 6,666,666 units as part of the private placement announced on June 30, 2006, and (ii) prior to December 31, 2006, the Company issues and sells any equity securities or securities convertible into equity securities in conjunction with an equity financing (as defined below) for consideration per share (the “New Offering Price”) of less than US$0.60 per share (and in the case of a convertible security, if the conversion price is less than US$0.60), then forthwith upon such issue and sale, the number of Warrant Shares which the holder of the Warrants is entitled to purchase upon exercise of the Warrants shall be increased and the Purchase Price decreased in accordance with the following provisions of this Section 6.4, provided that no other adjustment has been made in accordance with any of Sections 6.1, 6.2 or 6.3:

the number of Warrant Shares which may be purchased on exercise of the Warrants shall be increased by a percentage equal to the quotient obtained when dividing (i) the difference between US$ 0.60 and the New Offering Price by (ii) to New Offering Price; and

the Purchase Price of the Warrants shall thereafter be equal to the product of the Purchase Price multiplied by the fraction obtained when dividing (i) the number of Warrant Shares which may be acquired upon exercise of the Warrants (prior to giving effect to the adjustment noted herein) by (ii) the number of Warrant Shares which may be acquired upon exercise of the Warrants (after giving effect to the adjustment noted herein).

For the purposes of this Section 6.4, an equity financing means a sale by the Company of common shares (or securities convertible into common shares) for cash consideration, and excludes, for greater certainty, any issue or sale of common shares (or securities convertible into common shares) pursuant to the Company’s stock option plan, pursuant to options or warrants currently outstanding, pursuant to any compensation arrangement with employees, officers directors or consultants or in respect of an acquisition by the Company.

6.5

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

6.6

In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

(a)

the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Shares); or

(b)

the Company shall offer for subscription to the holders of Common Shares any additional shares of any class or any other securities convertible into Common Shares or any rights to subscribe thereto; or

(c)

the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Shares, regardless of the effect of any such event on the outstanding number of shares of Common Shares; or

(d)

the Company shall declare a dividend, other than a dividend payable in shares of the Company’s own Common Shares; or

(e) there shall be any capital change in the Company as set forth in Section 6.1(d); or

(f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a “Notification Event”), the Company shall cause to be mailed to the Holder, not less than twenty (20) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if twenty (20) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event.  Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares or other securities or property deliverable upon exercise of the Warrants.  For purposes here of, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed in New York, New York.

6.7

The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement.  The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

7

Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

8

Fractional Shares and Warrants; Determination of Market Price Per Share

8.1

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a Common Share unless the Holder is exercising all Warrants then owned by the Holder.  In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Common Shares called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Common Share, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

8.2

As used herein, the “Market Price Per Share” with respect to any date shall mean the average closing price per share of Company’s Common Shares for the five trading days immediately preceding such date.  The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Shares are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Shares on the Over the Counter Bulletin Board (the “OTC BB”) or any comparable system, or if the Common Share is not reported on the OTC BB or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such bid and asked prices are not available, then “Market Price Per Share” shall be equal to the fair market value of the Company’s Common Stock as determined in good faith by the Board of Directors of the Company.

9

Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 30th day of June 2006.

DIVERSINET CORP.

By:  __________________________________

Name:

David Hackett

Title:

Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise,

_______________ Warrants at $0.75

_______________ Warrants at $0.90

of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

________________________________

Warrant Holder Name

________________________________

Signature

Address:

________________________________

________________________________

________________________________

Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

Up to 95,179 Warrants

DIVERSINET CORP.

WARRANT CERTIFICATE

This warrant certificate (“Warrant Certificate”) certifies that for value Equity Performance Group or registered assigns (the “Holder”) is the owner of the number of warrants (“Warrants”) specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable common share in the capital of Diversinet Corp., a corporation incorporated under the laws of Ontario, Canada (the “Company”), at a purchase price as detailed below per common share in lawful money of the United States of America in cash or by certified or cashier’s check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.  The common shares in the capital of the Company are hereinafter referred to as “Common Shares”.

1

Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Common Share and the purchase price payable upon exercise of the Warrants as stated below per Common Share in lawful money of the United States of America, subject to adjustment as hereinafter provided (the “Purchase Price”).  The Purchase Price and number of Common Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 7.

2

Exercise; Expiration Date

2.1

The Warrants are exercisable, at the option of the Holder, as follows:

The Holder may exercise at the date listed below (“Date”) the number of warrants covered by the warrants per quarter; provided, however that if the number of Warrants exercised under the Warrant Certificate after any such Date period is less than the aggregate percentage of the Warrants covered by the Warrant Certificate with respect to which the right to exercise has accrued, the Holder shall have the right, at any time or from time to time during the remainder of the term of the Warrant Certificate, to purchase such number of Common Shares subject to the Warrant which were purchasable, but not purchased by the Holder, after such quarter period.

Date	Warrants per quarter	Purchase Price
March 31, 2006	30,000	$1.00 per warrant
June 30, 2006	25,000	$1.20 per warrant
September 30, 2006	21,429	$1.40 per warrant
December 31, 2006	18,750	$1.60 per warrant
Total	Up to 95,179

Such exercisable Warrants may be exercised at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of exercisable Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall, at its expense, execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2

The term “Expiration Date” shall mean 5:00 p.m. Toronto time on December 31, 2007 or if such date shall in the Province of Ontario be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Toronto time the next following date which in the Province of Ontario is not a holiday or a day on which banks are authorized to close.

3

Registration and Transfer on Company Books

3.1

The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Common Shares issued upon exercise of the Warrants.

3.2

Prior to due presentment for registration of transfer of this Warrant Certificate, or the Common Shares issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3

Neither this Warrant nor the Common Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under a prospectus filed under the Securities Act (Ontario).  The Company will not permit the transfer of this Warrant or issue or transfer the Common Shares issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, and exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), or (iii) the transfer is made pursuant to Rule 144 under the Act, and exempt from the prospectus requirements of the Securities Act (Ontario). The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

3.4

Subject to Section 3.5, at all times this Warrant and the securities issuable upon exercise hereof shall bear a legend in the form which appears on the face page of this Warrant Certificate by which the Holder of this Warrant and Holder of such securities shall be bound.

3.5

This Warrant Certificate or the securities issuable upon exercise of the Warrants hereof shall not be required to bear such legend if such security shall be issued upon:

(i)

the transfer or exchange of such security in the event that, at the time of such transfer or exchange, (A) such security shall have been registered under the Act, the Registration Statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective Registration Statement and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or (B) such security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such security will not require registration under the Act and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or

(ii)

the transfer or exchange of such security not bearing, nor otherwise required under the terms hereof to bear, such legend.

4

Termination of Agreement

4.1.

Subject to Section 4.2, this Warrant and all rights to purchase pursuant thereto, shall expire and terminate immediately on the sixtieth (60) day, or as otherwise required by law, following the effective date on which the Holder ceases to be a consultant, advisor, director, officer or a full-time or part-time employee of the Company or of any subsidiary.

4.2.

If, before the expiry of the Warrant, in accordance with the terms thereof: (i) the Holder shall cease to be a director or officer of the Company or of any subsidiary; or (ii) the employment between the Holder with the Company or with any subsidiary shall terminate; in either case by reason of the death of the Holder; such Warrant may, be exercised by the legal representative(s) of the estate of the Holder at any time during the first six (6) months following the death of the Holder (but prior to the expiry of the Warrant in accordance with the terms thereof) but only to the extent that the Holder was entitled to exercise such Warrant at the date at which such Holder ceased to be a director, officer, employee of the Company as the case may be.

5

Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens, or charges resulting from any action or inaction of the Holder), and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other Common Shares are then listed.

6

Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

7

Adjustment of Purchase Price and Number of Shares Deliverable

7.1

The number of Common Shares purchasable upon the exercise of each Warrant (such shares being referred to in this Section 7 as the “Warrant Shares”) and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in shares of its capital stock, (ii) subdivide its outstanding Common Shares through stock split, reverse split or otherwise, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

(b)

In case the Company shall issue rights, options or warrants or securities convertible into Common Shares to the holders of its Common Shares generally, entitling them (for a period expiring within forty-five (45) days after the record date referred to below in this paragraph (b)) to subscribe for or purchase Common Shares at a price per share which (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) is lower on the record date referred to below than 80% of the then Market Price Per Common Share (as determined pursuant to Section 9.2), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares purchased pursuant to such offer, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so purchased (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) would purchase at the then Market Price Per Common Share.  Such adjustment shall be made at the expiration of the period during which such rights, options, warrants or convertible securities may be exercised or converted, as the case may be, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

(c)

In case the Company shall distribute to all holders of its Common Shares, or all holders of Common Shares shall otherwise become entitled to receive, shares in the capital of the Company (other than dividends or distributions on its Common Shares referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares in the capital of the Company or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Common Share (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Common Share on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the shares in the capital of the Company (other than Common Shares), evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

(d)

In the event of any capital reorganization or any reclassification (not otherwise referred to in paragraph (a) above) of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Shares are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants.  The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(e)

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 7.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

7.2

In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Shares generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 7.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend.  For purposes of this Section 7.2, the “Per Share Value” of a cash dividend or other distribution shall be the dollar amount of the distribution on each Common Share and the “Per Share Value” of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each Common Share as determined in good faith by the Board of Directors of the Company.

7.3

No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 7.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.  Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine  to be advisable in order that any dividend or distribution in Common Shares, subdivision, reclassification or combination of Common Shares, issuance of rights, warrants or options to purchase Common Shares, or distribution of shares in the capital of the Company other than Common Shares, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Shares shall not result in any tax to the holders of its Common Shares or securities convertible into Common Shares.

7.4

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

7.5

In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

(a)

the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Shares); or

(b)

the Company shall offer for subscription to the holders of Common Shares any additional shares of any class or any other securities convertible into Common Shares or any rights to subscribe thereto; or

(c)

the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Shares, regardless of the effect of any such event on the outstanding number of shares of Common Shares; or

(d)

the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Shares; or

(e) there shall be any capital change in the Company as set forth in Section 7.1(d); or

(f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a “Notification Event”), the Company shall cause to be mailed to the Holder, not less than twenty (20) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if twenty (20) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event.  Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares or other securities or property deliverable upon exercise of the Warrants.  For purposes here of, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed in New York, New York.

7.6

The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 7, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement.  The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

8

Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

9

Fractional Shares and Warrants; Determination of Market Price Per Share

9.1

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a Common Share unless the Holder is exercising all Warrants then owned by the Holder.  In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Common Shares called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Common Share, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

9.2

As used herein, the “Market Price Per Share” with respect to any date shall mean the average closing price per share of Company's Common Shares for the five trading days immediately preceding such date.  The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Shares are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Shares on the Over the Counter Bulletin Board (the “OTC BB”) or any comparable system, or if the Common Share is not reported on the OTC BB or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such bid and asked prices are not available, then “Market Price Per Share” shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

10

Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 1st day of January 2006.

DIVERSINET CORP.

By:

Name:

David Hackett

Title:

Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

________________________________

Warrant Holder Name

________________________________

Signature

Address:

________________________________

________________________________

________________________________

EXHIBIT 4.4

DIVERSINET CORP.

PRIVATE PLACEMENT

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Stock Purchase Agreement which follows)

A.

Complete the following items on BOTH copies of the Stock Purchase Agreement:

1.

Signature Page: (i) Name of Purchaser (ii) Signature, Name and Title of Individual representing Purchaser.

2.

Appendix I – Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

Appendix II – Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

Appendix III – US Accredited Investor Certificate.  All Purchasers must complete and sign the certificate in Appendix III.

Appendix IV – Canadian Accredited Investor Certificate.  For Purchasers resident of Canada, complete and sign the certificate in Appendix IV.

B.

Return BOTH copies of a properly completed and signed Stock Purchase Agreement including the properly completed Appendix I to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario, M2J 5C2

Attention: David Hackett, Chief Financial Officer

A.

Funds will be dealt with as follows:

Funds (the “Funds”) in US dollars representing the aggregate purchase price for the Common Shares (as defined in the attached Stock Purchase Agreement) must be forwarded to the Company, by check or by wire transfer in accordance with the attached instructions.

(i)

Funds will be accepted by Diversinet Corp. once all items required to close have been completed and Diversinet Corp. confirms to Borden Ladner Gervais LLP, Diversinet Corp.’s Canadian Counsel, that it has accepted the subscription; or

(ii)

Funds will be returned (without interest) if the conditions in paragraph (i) are not satisfied by July 31, 2006, such Funds to be paid by check made payable to the Purchaser (and mailed at the address noted in the stock purchase agreement).

Borden Ladner Gervais LLP will not be acting for any of the purchasers or as escrow agent.

D.

The resale of any of the Common Shares forming part of the Units or acquired upon exercise of the Warrants will not be permitted under applicable United States securities legislation (except pursuant to an exemption from applicable registration requirements) unless a Registration Statement covering the Common Shares is effective.  In connection with any such sale, the Purchaser will be required to deliver a current prospectus of the Company to the buyer (prospectuses may be obtained from the Company at the Purchaser’s request).

A.

The Units may be offered for sale in Ontario, Alberta and British Columbia, Canada.  The Units (including the share, warrants and warrant shares forming part of the Units) will be subject to restrictions under Canadian securities legislation and may not be traded by or to any person or company in Canada before the date which is 4 months and one day from the Closing Date (as defined in the Agreement).

#

ROYAL BANK OF CANADA

Instructions For Wire Payments

to U.S. Dollar Account

DIVERSINET CORP. U.S. $ ACCOUNT

Diversinet Corp.

Account # 400-373-7

Transit 06142

Royal Bank of Canada

Lawrence and Don Mills Branch

1190 Lawrence Ave East

Toronto, Ontario

Canada

Swift Code: ROYCCAT2

CHECKS CAN BE SENT DIRECTLY TO DIVERSINET AS FOLLOWS:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario, M2J 5C2

Attention: David Hackett, Chief Financial Officer

#

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 17th day of July, 2006, by and between Diversinet Corp. (the “Company”), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Issuance of Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number units (the “Units”) each Unit consisting of one common shares, no par value, of the Company (the “Shares”) and one common share purchase warrant (the “Warrant”), set forth on the signature page hereof.  The Warrants forming part of the Units will be exercisable at $1.00 per share.  The Warrants will be substantially in the form of Appendix V to this Agreement.

SECTION 2.  Agreement to Sell and Purchase the Securities.  At the Closing (as defined in Section 3), the Company will sell the Units to the Purchaser, and the Purchaser will buy the Units from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.65 per Units for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the closing price of the common shares on the Over the Counter Bulletin Board on July 14, 2006 was $0.65.  The Purchaser acknowledges further that the sale of the Units is part of a distribution by the Company of up to $1,000,000 (1,538,463 Units).

SECTION 3.  Delivery of Securities at the Closing.  The completion of the purchase and sale of the Units (the “Closing”) shall occur concurrently with the execution of stock purchase agreements for the purchase of up to $1,000,000 of Units (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser (i) one or more stock certificates representing the Shares and (ii) one or more warrant certificates (in the form of Appendix V) representing the Warrants, in each case registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Units being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Units being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Units evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

4.2

Authorized Capital Stock.  The authorized capital stock of the Company consists of an unlimited number of common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of March 31, 2006 are as set forth in the unaudited financial statements of the Company for the quarter ended March 31, 2006 as provided to the Purchaser in the Information Documents (as defined in section 4.7 below).  As of June 30, 2005, the Company had 31,136,785 common shares issued and outstanding.  With the exception of previously issued, or issuable under existing plans, options and warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

4.3

Issuance, Sale and Delivery of the Securities.  The Shares and Warrants which form the Units being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.

Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Units in a manner that would require the registration under the Securities Act of the Shares or Warrants which form the Units or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares or Warrants which form the Units to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

4.7

Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) since January 1, 2004 (as such documents have since the time of their filing been amended, the “Information Documents”) and available on the Edgar database at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany. The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company is also a reporting issuer under the Securities Act (Ontario) and copies of the continuous disclosure documents filed by the Company with the Ontario Securities Commission since January 1, 2004 are available on the SEDAR database at http://www.sedar.com.

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any known untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.

4.8

Absence of Certain Changes.  Since March 31, 2006, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

4.9

Absence of Litigation.  Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

4.10

Compliance with Law.  The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such non compliance which would not have a Material Adverse Effect.

4.11

Disclosure.  All information relating to the Information Documents provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

4.12

Deliveries at Closing.

(a)

The Purchaser acknowledges that, subject to paragraph (b) the Company shall accept all Funds received once the Company shall have delivered to the Company’s Canadian counsel Borden Ladner Gervais LLP a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying that subscriptions in respect of up to 1,538,463 Units have been accepted by the Company; (ii) certifying that certificates in respect of the Shares and Warrants for which subscriptions have been accepted have been issued and will be forthwith delivered to the Purchasers of such Shares and Warrants; (iii) certifying all conditions contained in the Agreement have been satisfied and all representations and warranties are correct as at the Closing Date; and (iv) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Units, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

(b)

If the Company shall have not satisfied the conditions set out in paragraph (a) above on or prior to July 31, 2006, all Funds held by the Company will be returned (without interest), such Funds to be paid by cheque made payable to the Purchaser (and mailed to the address noted in this Agreement).

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1

The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Units, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Units pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Units set forth in the signature page hereto, as principal for its own account for investment only and with no present intention of distributing any of the Units or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable Canadian securities, state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Units set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents, the Offering Memorandum of the Company dated June 23, 2006 and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto and has completed the certificate attached as Appendix III, and (ix) if the Purchaser is a resident of Canada, it is an “accredited investor” within the meaning of National Instrument 45-106 and has completed the certificate attached as Appendix IV.

5.2

The Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants which form the Units, or of the Common Shares issuable upon exercise of such Warrants (the “Warrant Shares) without satisfying the prospectus delivery requirements under the Securities Act, if any.

5.3

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) if an entity other than an individual, the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4

The Purchaser recognizes that an investment in the Units is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

5.5

All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6

The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7

The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

5.8

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares or Warrant Shares shall be endorsed with the legend in substantially the form set forth below and the certificate evidencing the Warrants shall be endorsed with the legend in substantially the form set forth in Appendix III, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares, Warrants or Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

5.9

The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6.  Survival of Representatives, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, but subject to Section 11 of this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive for a period of two years following the delivery to the Purchaser of the Units being purchased and the payment therefor.

Each party shall indemnify the other for all losses, claims, damages, liabilities or expenses actually incurred (“Losses”) (including reasonable attorneys’ fees and cost of enforcement) arising out of any breach of that party’s covenants, agreements, representations or warranties in this Agreement; provided that in no event shall either party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  Registration of the Securities:  Compliance with the Securities Act.

7.1

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  Upon request by the Purchaser, the Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

7.2

Registration Procedures and Expenses.  The Company shall:

(a)

use its commercially reasonable efforts, but in no event later than 45 days after the date of Closing to prepare and file, with the Commission a Registration Statement under the Securities Act, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares and Warrant Shares (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions;

(b)

If a Registration Statement covering the Shares and Warrant Shares is not (i) prepared and filed within 45 days of request by the Purchaser, the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid by such Purchaser on the request date by the Purchaser to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Units or following the date by which the Registration Statement should have been declared effective.  Such payment shall be made to each Purchaser in additional fully paid and non-assessable Shares not later than three Business Days following the end of 30-day period;

(c)

each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders;

(d)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(e)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Holder may sell all the Units then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act (“Rule 144”), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(f)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(g)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(h)

bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Units pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any;

(i)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Units to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser’s Units may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser’s Units shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act;

(j)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(k)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(m)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(o)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; and,

(p)

permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.

7.3

Blackout Period

(a)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(b)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(c)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

7.4

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(b)

Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement.  This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(c)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively “Losses”)) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

(d)

The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5

Definitions.  The following terms shall be used in this Section with the following respective meanings:

“Commission” means the Securities and Exchange Commission.

“Holder” means any holder of Registrable Stock.

“Registrable Stock” means the Shares or Warrant Shares whether owned by a Purchaser or any third party.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario  M2J 5C2, Canada

Facsimile: (416) 756-7346

Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Units.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Units will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Units.

SECTION 16.  Right to Appoint Agent.  The Purchaser acknowledges that the Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Units to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

SECTION 17.  U.S. Dollars.  All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

[Name of Purchaser]

By (signature):

Name:

Title:

Address:

Telephone:

Facsimile:

Date:

Number of Units to be Purchased	Price Per Units in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.65

Accepted and Agreed to by:

DIVERSINET CORP.

By:

David Hackett,

Chief Financial Officer

Date:

Appendix I

DIVERSINET CORP.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.

The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s)).  You may use a nominee name if appropriate:

2.

The relationship between the Purchaser and the Registered Holder listed in response to item 1 above:

3.

The mailing address of the Registered Holder listed in response to item 1 above:

4.

The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

5.

The name of the financial institution of the Purchaser which will be wiring funds representing the purchase price of the Shares:

#

Appendix II

DIVERSINET CORP.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the eventual preparation of a Registration Statement (if the registration rights referred to in section 7 of the Agreement require the inclusion of such Registrable Stock), please provide us with the following information:

1.

Pursuant to the “Selling Shareholder” section of the Registration Statement, please state you or your organization’s address and name exactly as it should appear in the Registration Statement:

2.

Please provide the number of Common Shares that you or your organization will own immediately after Closing, including those Shares and Warrants purchased by you or your organization pursuant to this Purchase Agreement and those Common Shares purchased by you or your organization through other transactions:

3.

Have you or your organization had any position, office or other material relationship within the past three (3) years with the Company or its affiliates?  Please circle the correct answer.

Yes

No

#

Appendix III

CERTIFICATE OF ACCREDITED INVESTOR

TO:

Diversinet Corp. (the “Company”).

In connection with the purchase by the undersigned purchaser (the “Purchaser”) of Units (the “Units”) of the Company, the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, certifies that:

The categories listed herein contain certain specifically defined terms.  If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any below category, please contact your broker and/or legal adviser before completing this form.

1.

The Purchaser is an “Accredited Investors” as defined in Regulation D under the Securities Act of 1933, as amended (the “Act”), include any of the following:

2.

The Purchaser is: (PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY)

*

_____

(a)

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

*

_____

(b)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

*

_____

(c)

A bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(d) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

*

_____

(d)

A private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

*

_____

(e)

An organization described in section 501(d)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

*

_____

(f)

A director, executive officer, or general partner of the issuer of the securities being offered, or sold, or a director, executive officer, or general partner of a general partner of that issuer;

*

_____

(g)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by sophisticated person as described in 230.506(b)(2)(ii);

*

_____

(h)

A entity in which all of the equity owners are accredited investors.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date.  If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Company.

Dated:	Signed:

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

#

Appendix IV

CERTIFICATE OF ACCREDITED INVESTOR

(For Canadian Residents Only)

TO:

Diversinet Corp. (the “Company”).

The categories listed herein contain certain specifically defined terms.  If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any below category, please contact your broker and/or legal adviser before completing this form.

In connection with the purchase by the undersigned purchaser (the “Purchaser”) of shares of the Company, the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, certifies that it/he/she and any beneficial purchaser are each a resident of Canada or is otherwise subject to the securities legislation of Canada, and the Purchaser or the disclosed beneficial purchaser, as applicable, is an “accredited investor” as defined in National Instrument 45-106 – Prospectus and Registration Exemptions and, as at the Closing, the Purchaser or the beneficial purchaser, as applicable, qualifies as one of more of the following and acknowledges that the Company is relying on this certificate in determining to sell securities to the undersigned. (Please insert a checkmark in the box beside each applicable paragraph)

“accredited investor” means

(a) a Canadian financial institution, or a Schedule III bank;	☐
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);	☐

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐
(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	☐
(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	☐

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐
(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	☐
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;	☐

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐

(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐
(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;	☐
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;	☐

(n)

an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106;

☐

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐
(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	☐

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐
(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or	☐

(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

☐

For the purposes hereof, the following definitions are included for convenience:

(a)

“director” means

(i) a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(b)

“eligibility adviser” means

(i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(a) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(b) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(c)

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)

“financial assets” means

(i) cash,

(ii) securities, or

(iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(f)

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(a)

“person” includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(b)

“related liabilities” means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets;

(c)

“spouse” means, an individual who,

(i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(d)

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In National Instrument 45-106, an issuer is an affiliate of another issuer if (i) one of them is the subsidiary of the other, or (ii) each of them is controlled by the same person.

In National Instrument 45-106 a person (first person) is considered to control another person (second person) if

(i) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(ii) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(iii) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date.  If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Company.

Dated:	Signed:

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

#

EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

IF THE DISTRIBUTIONS OF THE SECURITIES REPRESENTED BY THE CERTIFICATE WAS SUBJECT TO SECURITIES LEGISLATION OF CANADA, THEN UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES OR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

________ Warrants.

DIVERSINET CORP.

WARRANT CERTIFICATE

This warrant certificate (“Warrant Certificate”) certifies that for value [Investor name] or registered assigns (the “Holder”) is the owner of the number of warrants (“Warrants”) specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined) one fully paid and non-assessable common share in the capital of Diversinet Corp., a corporation incorporated under the laws of Ontario, Canada (the “Company”), at a purchase price of $1.00 per common share in lawful money of the United States of America in cash or by certified or cashier’s check or a combination of cash and certified or cashier's check, subject to adjustment as hereinafter provided.  The common shares in the capital of the Company are hereinafter referred to as “Common Shares”

1

Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Common Share and the purchase price payable upon exercise of the Warrants as stated above per Common Share in lawful money of the United States of America, subject to adjustment as hereinafter provided (the “Purchase Price”).  The Purchase Price and number of Common Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 7.

2

Exercise; Expiration Date

2.1

The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2

The term “Expiration Date” shall mean 5:00 p.m. Toronto time on July 26, 2008 or if such date shall in the Province of Ontario be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Toronto time the next following date which in the Province of Ontario is not a holiday or a day on which banks are authorized to close.

3

Registration and Transfer on Company Books

3.1

The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Common Shares issued upon exercise of the Warrants.

3.2

Prior to due presentment for registration of transfer of this Warrant Certificate, or the Common Shares issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3

Neither this Warrant nor the Common Shares issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”) or qualified under a prospectus filed under the Securities Act (Ontario).  The Company will not permit the transfer of this Warrant or issue or transfer the Common Shares issuable upon exercise hereof unless (i) there is an effective registration covering such Warrant or such shares, as the case may be, under the Act and applicable states securities laws and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Act and under all applicable state securities laws, and exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario), or (iii) the transfer is made pursuant to Rule 144 under the Act, and exempt from the prospectus requirements of the Securities Act (Ontario). The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

3.4

Subject to Section 3.5, at all times this Warrant and the securities issuable upon exercise hereof shall bear a legend in the form which appears on the face page of this Warrant Certificate by which the Holder of this Warrant and Holder of such securities shall be bound.

3.5

This Warrant Certificate or the securities issuable upon exercise of the Warrants hereof shall not be required to bear such legend if such security shall be issued upon:

(i)

the transfer or exchange of such security in the event that, at the time of such transfer or exchange, (A) such security shall have been registered under the Act, the Registration Statement in connection therewith shall have been declared effective and such security shall have been disposed of pursuant to such effective Registration Statement and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or (B) such security shall have been sold in compliance with Rule 144 (or any similar provision then in force) under the Act in such a manner that resale of such security will not require registration under the Act and is exempt from, or not subject to, the prospectus requirements of the Securities Act (Ontario); or

(ii)

the transfer or exchange of such security not bearing, nor otherwise required under the terms hereof to bear, such legend.

4

Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall be duly and validly issued and, upon payment for such shares as set forth herein, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any taxes, liens, or charges resulting from any action or inaction of the Holder), and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other Common Shares are then listed.

5

Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6

Adjustment of Purchase Price and Number of Shares Deliverable

6.1

The number of Common Shares purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the “Warrant Shares”) and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in shares of its capital stock, (ii) subdivide its outstanding Common Shares through stock split, reverse split or otherwise, (iii) combine its outstanding Common Shares into a smaller number of Common Shares, or (iv) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

(b)

In case the Company shall issue rights, options or warrants or securities convertible into Common Shares to the holders of its Common Shares generally, entitling them (for a period expiring within forty-five (45) days after the record date referred to below in this paragraph (b)) to subscribe for or purchase Common Shares at a price per share which (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) is lower on the record date referred to below than 80% of the then Market Price Per Common Share (as determined pursuant to Section 9.2), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares purchased pursuant to such offer, and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Common Shares so purchased (together with the value of the consideration, if any, paid for such rights, options, warrants or convertible securities) would purchase at the then Market Price Per Common Share.  Such adjustment shall be made at the expiration of the period during which such rights, options, warrants or convertible securities may be exercised or converted, as the case may be, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

(c)

In case the Company shall distribute to all holders of its Common Shares, or all holders of Common Shares shall otherwise become entitled to receive, shares in the capital of the Company (other than dividends or distributions on its Common Shares referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares in the capital of the Company or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Common Share (as determined pursuant to Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Common Share on such record date, less the then fair value per share (as determined by the Board of Directors of the Company, in good faith) of the shares in the capital of the Company (other than Common Shares), evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

(d)

In the event of any capital reorganization or any reclassification (not otherwise referred to in paragraph (a) above) of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Shares are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants.  The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(e)

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

6.2

In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Shares generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 6.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend.  For purposes of this Section 6.2, the “Per Share Value” of a cash dividend or other distribution shall be the dollar amount of the distribution on each Common Share and the “Per Share Value” of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each Common Share as determined in good faith by the Board of Directors of the Company.

6.3

No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.  Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine  to be advisable in order that any dividend or distribution in Common Shares, subdivision, reclassification or combination of Common Shares, issuance of rights, warrants or options to purchase Common Shares, or distribution of shares in the capital of the Company other than Common Shares, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Shares shall not result in any tax to the holders of its Common Shares or securities convertible into Common Shares.

6.4

In the event that (i) the Company has issued fewer than 6,666,666 units as part of the private placement announced on June 30, 2006, and (ii) prior to December 31, 2006, the Company issues and sells any equity securities or securities convertible into equity securities in conjunction with an equity financing (as defined below) for consideration per share (the “New Offering Price”) of less than US$0.60 per share (and in the case of a convertible security, if the conversion price is less than US$0.60), then forthwith upon such issue and sale, the number of Warrant Shares which the holder of the Warrants is entitled to purchase upon exercise of the Warrants shall be increased and the Purchase Price decreased in accordance with the following provisions of this Section 6.4, provided that no other adjustment has been made in accordance with any of Sections 6.1, 6.2 or 6.3:

the number of Warrant Shares which may be purchased on exercise of the Warrants shall be increased by a percentage equal to the quotient obtained when dividing (i) the difference between US$ 0.60 and the New Offering Price by (ii) to New Offering Price; and

the Purchase Price of the Warrants shall thereafter be equal to the product of the Purchase Price multiplied by the fraction obtained when dividing (i) the number of Warrant Shares which may be acquired upon exercise of the Warrants (prior to giving effect to the adjustment noted herein) by (ii) the number of Warrant Shares which may be acquired upon exercise of the Warrants (after giving effect to the adjustment noted herein).

For the purposes of this Section 6.4, an equity financing means a sale by the Company of common shares (or securities convertible into common shares) for cash consideration, and excludes, for greater certainty, any issue or sale of common shares (or securities convertible into common shares) pursuant to the Company's stock option plan, pursuant to options or warrants currently outstanding, pursuant to any compensation arrangement with employees, officers directors or consultants or in respect of an acquisition by the Company.

6.5

Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

6.6

In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

(a)

the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Shares); or

(b)

the Company shall offer for subscription to the holders of Common Shares any additional shares of any class or any other securities convertible into Common Shares or any rights to subscribe thereto; or

(c)

the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Shares, regardless of the effect of any such event on the outstanding number of shares of Common Shares; or

(d)

the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Shares; or

(e) there shall be any capital change in the Company as set forth in Section 6.1(d); or

(f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a “Notification Event”), the Company shall cause to be mailed to the Holder, not less than twenty (20) days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if twenty (20) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event.  Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares or other securities or property deliverable upon exercise of the Warrants.  For purposes here of, a business day shall mean any day other than a Saturday, Sunday or any other day in which commercial banks are authorized by law to be closed in New York, New York.

6.7

The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement.  The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

7

Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

8

Fractional Shares and Warrants; Determination of Market Price Per Share

8.1

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a Common Share unless the Holder is exercising all Warrants then owned by the Holder.  In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Common Shares called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Common Share, multiplied by its Market Price Per Share (as determined pursuant to Section 8.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

8.2

As used herein, the “Market Price Per Share” with respect to any date shall mean the average closing price per share of Company's Common Shares for the five trading days immediately preceding such date.  The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Shares are listed or admitted to trading, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of the Common Shares on the Over the Counter Bulletin Board (the “OTC BB”) or any comparable system, or if the Common Share is not reported on the OTC BB or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.  If such bid and asked prices are not available, then “Market Price Per Share” shall be equal to the fair market value of the Company's Common Stock as determined in good faith by the Board of Directors of the Company.

9

Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 26th day of July 2006.

DIVERSINET CORP.

By:  __________________________________

Name:

David Hackett

Title:

Chief Financial Officer

#

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

________________________________

Warrant Holder Name

________________________________

Signature

Address:

________________________________

________________________________

________________________________

#

EXHIBIT 4.8

Reconciliation of Canadian and United States generally accepted accounting principles (“GAAP”)

As at June 30, 2006 and for the six-months ended June 30, 2005

(expressed in United States dollars)

(Unaudited)

We filed a Form 6-K dated July 26, 2006 in regards to our second quarter ended June 30, 2006, which filing included our interim consolidated financial statements as at June 30, 2006 and for the six month period ended June 30, 2006 and 2005.  The following information is presented pursuant to Item 17 of Form 20-F

The Company prepares its interim consolidated financial statements in accordance with Canadian generally accepted accounting principles.  These principles conform in all material respects with U.S. GAAP except as described in Note 14 to our 2005 consolidated financial statements and as described below.

As at June 30, 2006
Share capital:
Canadian GAAP	$57,271,070
Elimination of reduction of share capital (a)	30,089,054
U.S. GAAP	$87,360,124

Deficit and comprehensive loss:
Canadian GAAP	$(57,763,901)
Elimination of reduction of share capital (a)	(30,089,054)
U.S. GAAP	$(87,852,955)

	Six months ended June 30, 2006	Six months ended June 30, 2005
Consolidated statements of loss:
Loss under Canadian GAAP	$(1,468,914)	$(2,757,224)
Compensation expense (b)	-	276,054
Loss under U.S. GAAP	$(1,468,914)	$(2,481,170)

Basic and diluted loss per share under U.S. GAAP	$(0.06)	$(0.13)
Comprehensive loss under U.S. GAAP	$(1,468,914)	$(2,481,170)

(a)

Share capital and deficit:

On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999.  Under Canadian GAAP, a reduction of the share capital of outstanding common shares is allowed with a corresponding offset to deficit.  This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.  The figures presented for share capital above includes share capital subscribed but unissued.

(b)

Compensation expense:

Effective January 1, 2006, the Company is required to apply the provisions of FASB Statement No. 123R (“SFAS 123R”), which requires all share based payments to be recognized in the financial statements based on their fair values using either a modified – prospective or modified – retrospective transition method. The company has adopted  this standard using the modified  prospective method and, therefore recognizes share-based compensation for any new share-based awards and awards modified, repurchased or cancelled after the required effective date, January 1, 2006. Under SFAS 123 R, the company is required to determine the grant date fair value of the stock-based awards grated to employees. The company is continuing to use the Black-Scholes option pricing model to value these options. The related grant date fair value is subsequently recognized as stock-based compensation expense over the requisite service period. Previously, the Company adjusted compensation cost for actual forfeitures at the time forfeitures occurred. SFAS 123R requires the company to estimate forfeitures as part of the initial measure of the grant date fair value of the award. The cumulative effect of the change in accounting policy for the adjustment related to the forfeitures for the prior periods is not material at January 1, 2006.

#

EXHIBIT 5.1

Borden Ladner Gervais LLP

Lawyers • Patent & Trade-mark Agents

Scotia Plaza, 40 King Street West

Toronto, Ontario, Canada M5H 3Y4

tel.: (416) 367-6000 fax: (416) 367-6749

www.blgcanada.com

August 29, 2006

Diversinet Corp.

2225 Sheppard Avenue East

Suite 1801

Toronto, ON M2J 5C2

Dear Sirs:

Re:

Diversinet Corp. (the “Company”)

We have acted as special Canadian counsel to the Company and have been asked to provide certain opinions in respect of the following issuances of securities:

(i)

the issue and sale by the Company of 6,680,001 common shares (the “June 2006 Placement Shares”) in the capital of the Company and 6,680,001 common share purchase warrants (the “June 2006 Warrants”), with each June 2006 Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “June 2006 Warrant Shares”) during the period stated therein at a price of US$0.75 (as to one half of the 2006 Warrant Shares) and at a price of US$0.90 (as to one half of the 2006 Warrant Shares) pursuant to stock purchase agreements (the “June 2006 Purchase Agreements”) made as of June 30, 2006 among the Company and each of the purchasers named therein;

(ii)

the issue and sale by the Company of 1,538,463 common shares (the “July 2006 Placement Shares”) and 1,538,463 common share purchase warrants (the “July 2006 Warrants”), with each July 2006 Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “July 2006 Warrant Shares”) during the period stated therein at a price of US$1.00 per share pursuant to stock purchase agreements (the “July 2006 Purchase Agreements”) made as of July 26, 2006 among the Company and each of the purchasers named therein;

(iii)

the issue of 96,154 common shares (the “Advisory Shares”) and 96,154 common share purchase warrants (the “Advisory Warrants”) to Polybutes Corporation, with each Advisory Warrant entitling the holder to subscribe for one common share in the capital of the Company (the “Advisory Warrant Shares”) during the period stated therein at a price of US$1.00 per share in respect of consulting services;

(iv)

the issue by the Company to Equity Performance Group (a Commonwealth of Massachusetts LLC) of 60,000 common shares and 95,179 common shares purchase warrants (the “EPG Warrants”) in accordance with the terms of a Consulting Agreement dated as of January 1, 2006, with 30,000 EPG Warrants entitling the holder to subscribe for one common share per EPG Warrant during the period stated therein at an exercise price of US$1.00 per share, 25,000 EPG Warrants entitling the holder to subscribe for one common share per EPG Warrant during the period stated therein at an exercise price of US $1.20 per share, 21,429 EPG Warrants entitling the holder to subscribe for one common share per EPG Warrant during the period stated therein at an exercise price of US$1.40 per share, and 18,750 EPG Warrants entitling the holder to subscribe for one common share per EPG Warrant during the period stated therein at an exercise price of US$1.60 per share (the common shares issuable upon exercise of the EPG Warrants are collectively referred to as the “EPG Warrant Shares”);

(v)

the issue by the Company of 65,218 common shares to an employee of the Company (the “Employee Shares”) on June 1, 2006 as compensation for services; and

(vi)

the issue by the Company of 94,424 common shares to the chief executive officer of the Company (the “CEO Shares”) on August 23, 2006 as compensation for services.

The June 2006 Placement Shares, July 2006 Placement Shares, Advisory Shares, EPG Shares, Employee Shares and CEO Shares are referred to herein as the “Shares”.  The June 2006 Warrants, July 2006 Warrants, Advisory Warrants and EPG Warrants are referred to as the “Warrants”.

In connection with rendering this opinion,

a.

we have reviewed copies of the following documents: (i) the form of the June 2006 Purchase Agreements and July 2006 Purchase Agreements, (ii) treasury directions (the “Treasury Directions”) dated February 28, 2006, May 15, 2006, June 1, 2006, June 30, 2006, July 26, 2006, August 15, 2006 and August 23, 2006 with respect to certificates representing the Shares, (iii) the forms of the certificates representing the Warrants, and (iv) resolutions of the board of directors of the Company with respect to the transactions referred to above;

b.

we have examined originals, photocopies, certified copies of facsimiles of such public records and certificates have considered such questions of law as we have deemed relevant and necessary in order to render the opinion hereinafter expressed;

c.

we have assumed without verification that the documents referred to in paragraph (a) have been duly executed and delivered by all parties thereto and the genuineness of all signatures and the authenticity of all documents submitted to us as photo static, certified or facsimile copies and the authenticity of the originals of all photo static or facsimile copies;

d.

we have assumed without verification that original copies of the documents referred to above in paragraph (a) are in the form provided to us by the Company, and the accuracy of the representation and warranties and compliance with the covenants of the parties thereto;

e.

we have assumed without verification (and are not opining) that the issuance of all securities referred to above complied in all respect with all requirements of applicable securities legislation;

f.

for the purposes of our opinion in paragraph 1, we have relied exclusively a certificate of status issued under the Business Corporations Act (Ontario) dated August 24, 2006;

g.

we have assumed without verification that the certificates for the July 26 Shares and July 26 Warrants will be corrected such that the Canadian securities law legend refers to a date of “November 27, 2006”;

h.

we have assumed without verification that the certificates representing the Shares have been issued in accordance with the terms of the Treasury Directions and have been duly executed and countersigned by the Company’s transfer agent;

i.

we have assumed without verification that no person acted as a “market intermediary” (as such term is defined under the regulations made pursuant to the Securities Act (Ontario) or was otherwise compensated for services rendered in respect of the sales of any of the issuances of securities referred to herein, unless such person was registered as a dealer under applicable securities laws;

j.

as to certain matters of fact, we have relied solely on a certificate from the Chief Executive Officer and the Chief Executive officer of the Company dated August 29, 2006.

Our opinions are limited to the laws and of the Province of Ontario and the federal laws of Canada applicable therein.

Based on relying upon and subject to the foregoing and to the qualifications herein expressed, we are of the opinion that:

1.

The Company is a corporation incorporated under the laws of Ontario, Canada and has not been dissolved.

2.

The Shares have been validly issued as fully paid and non-assessable shares in the capital of the Company.

3.

The June 2006 Warrant Shares, when issued in accordance with the terms of the June 2006 Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

4.

The July 2006 Warrant Shares, when issued in accordance with the terms of the July 2006 Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

5.

The Advisory Warrant Shares, when issued in accordance with the terms of the Agent Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

6.

The EPG Warrant Shares, when issued in accordance with the terms of the EPG Warrants, will be validly issued, fully paid and non-assessable shares in the capital of the Company.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement of the Company on Form F-3 to be filed under the United States Securities Act of 1933, as amended relating to the registration of the securities referred to in paragraphs 2, 3, 4, 5, and 6 above.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

Yours very truly,

“BORDEN LADNER GERVAIS LLP”

#

EXHIBIT 23.1

kpmg

KPMG LLP

Chartered Accountants

Telephone

(416) 228-7000

Yonge Corporate Centre

Telefax

(416) 228-7123

4100 Yonge Street Suite 200

www.kpmg.ca

North York ON M2P 2H3

Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 22, 2006, with respect to the consolidated balance sheets of Diversinet Corp. as at December 31, 2005 and December 31, 2004, and the related consolidated statements of earnings and deficit and cash flows for each of the years ended December 31, 2005, December 31, 2004 and December 31, 2003, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.  Our report includes additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

July 31, 2006

#